Exhibit (h)(17)(i)

WISDOMTREE TRUST

FUND OF FUNDS INVESTMENT AGREEMENT

This Fund of Funds Investment Agreement (“Agreement”) is made as of this 19th day of January, 2022, by and between WisdomTree Trust (the “Trust”), on behalf of each of its current and future series, severally and not jointly (each, an “Acquired Fund”) and the registered investment company, on behalf of each of its current and future series, severally and not jointly, set forth on Appendix A (each an “Acquiring Fund”).

WHEREAS, the Trust is an open-end management investment company registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits investment by an investment company, as defined in the 1940 Act, and any company or companies controlled by such company, in any other investment company that is registered under the 1940 Act; and

WHEREAS, Section 12(d)(1)(B) of the 1940 Act limits the sale by a registered open-end investment company, any principal underwriter therefor, or any broker or dealer registered under the Securities Exchange Act of 1934 of any security issued by such registered open-end investment company, knowingly, to any other investment company; and

WHEREAS, Section 12(d)(1)(C) of the 1940 Act limits investment by an investment company, and any company or companies controlled by such investment company, in a registered closed-end investment company; and

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”), subject to compliance with the conditions of the Rule, exempts each Acquired Fund and each Acquiring Fund from the limits of Section 12(d)(1)(A), (B) and (C) of the 1940 Act, as applicable; and

WHEREAS, in reliance on the Rule, each Acquiring Fund may, from time to time, acquire Shares of one or more Acquired Fund in excess of the limits imposed by Section 12(d)(1)(A), (B) and (C), as applicable.

NOW, THEREFORE, in accordance with the Rule and in consideration of the potential benefits to an Acquired Fund and an Acquiring Fund arising out of the investment by the Acquiring Funds in an Acquired Fund, the parties agree as follows:

1.	Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i) In-kind redemptions.   The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, and Rule 6c-11, the Acquired Fund may honor any redemption request from the Authorized Participant acting as an intermediary to execute the Acquiring Fund’s transaction partially or wholly in-kind.

(ii) Scale of investment.   Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.	Representation and Warranties of the Acquired Funds.

(a)    Pursuant to the Rule, the Acquired Funds will comply with this Agreement and the terms and conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Funds.

(b)    The Acquired Funds will comply with its obligations under this Agreement.

(c)    The Acquired Funds will promptly notify the Acquiring Funds if such Acquired Fund fails to comply with the Rule, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

2.	Representation and Warranties of the Acquiring Funds.

(a)    Each Acquiring Fund will comply with this Agreement and the terms and conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time.

(b)    The Acquiring Fund will comply with its obligations under this Agreement.

(c)    The Acquiring Fund will promptly notify the Acquired Funds if such Acquiring Fund fails to comply with the Rule, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Termination; Governing Law.

(a)    This Agreement shall be effective for the duration of the Acquired Fund’s and the Acquiring Fund’s reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in the Acquired Fund made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 3(b).

(b)     This Agreement will continue until terminated in writing by either party upon sixty (60) days’ written notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c)    This Agreement will be governed by Delaware law without regard to choice of law principles.

4.	Notices.

All notices, including any information that either party is required to deliver to the other by the Rule or by this Agreement shall be in writing and shall be delivered by registered or overnight mail, facsimile or electronic mail to the address for each party set forth below (which may be changed from time to time upon written notice to the other party). All notices, demands or requests so given will be deemed given when actually received as evidenced by written confirmation thereof. Except with respect to facsimile or e-mail notice provided pursuant to Section 2(b), facsimile or email notice shall not be deemed to have been delivered unless followed promptly by written notice delivered by registered or overnight mail.

If to the Acquired Fund:

WisdomTree Trust

230 Park Avenue

New York, NY 10169

Attn: Fund Legal

Email: 12dNotice@wisdomtree.com

If to the Acquiring Fund:

EQ Advisors Trust

c/o Equitable Investment Management

1290 Avenue of the Americas, 16th Floor

New York, NY 10104

Email: FMG-Compliance@equitable.com

5.	Miscellaneous.

(a)    Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and representatives as applicable. This Agreement shall not be assignable. Any purported assignment in violation of the immediately preceding sentence shall be void and of no effect.

(b)    Amendment. With the exception of the contact information listed in Section 4, which may be changed from time to time upon notice to the other party, the parties may amend this Agreement only by a written agreement signed by both parties.

(c)    Counterparts. This Agreement may be executed in two counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by email or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by email shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by the party delivering it.

IN WITNESS WHEREOF, the parties have duly executed this Acquiring Fund Investment Agreement as of the date first set forth above.

WISDOMTREE TRUST

By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinbeg
Title:	President

EQ ADVISORS TRUST 1290 FUNDS

By:	/s/ Kenneth Kozlowski
Name:	Kenneth Kozlowski
Title:	Senior Vice President and Chief Investment Officer

APPENDIX A

List of Funds to which the Agreement Applies

Acquiring Funds

EQ ADVISORS TRUST

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Dynamic Allocation Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/AXA Investment Managers Moderate Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/First Trust Moderate Growth Allocation Portfolio

EQ/Franklin Growth Allocation Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco International Growth Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

1290 FUNDS

1290 Diversified Bond Fund

1290 DoubleLine Dynamic Allocation Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund

Acquired Funds

WisdomTree ETFs

12(d) Exemptive Relief Eligibility

DOMESTIC EQUITY ETFs

CORE

Large Cap	Ticker
U.S. LargeCap	EPS
U.S. Quality Dividend Growth	DGRW
U.S. Multifactor	USMF

Mid & Small Cap	Ticker
U.S. MidCap	EZM
U.S. SmallCap	EES
U.S. SmallCap Quality Dividend Growth	DGRS

VALUE

Large Cap	Ticker
U.S. LargeCap Dividend	DLN
U.S. Total Dividend	DTD
U.S. High Dividend	DHS
U.S. Dividend ex-Financials	DTN
U.S. Quality Shareholder Yield	QSY

Mid & Small Cap	Ticker
U.S. MidCap Dividend	DON
U.S. SmallCap Dividend	DES

GROWTH

Large Cap	Ticker
Growth Leaders	PLAT
U.S. Growth & Momentum	WGRO

EMERGING MARKETS EQUITY ETFs

Emerging Markets	Ticker
Emerging Markets High Dividend	DEM
Emerging Markets Quality Dividend Growth	DGRE
Emerging Markets Multifactor	EMMF
Emerging Markets SmallCap Dividend	DGS

Regional/Single Country	Ticker
India Earnings	EPI

INTERNATIONAL EQUTIY ETFs

International	Ticker
International Equity	DWM
International Multifactor	DWMF
Dynamic Currency Hedged International Equity	DDWM
International LargeCap Dividend	DOL
International Dividend ex-Financials	DOO
International High Dividend	DTH
International Hedged Quality Dividend Growth	IHDG
International Quality Dividend Growth	IQDG

International Mid & Small Cap	Ticker
International SmallCap Dividend	DLS
Dynamic Currency Hedged International SmallCap Equity	DDLS
International MidCap Dividend	DIM

Global	Ticker
Global ex-U.S. Quality Dividend Growth	DNL
Global High Dividend	DEW
Global ex-U.S. Real Estate	DRW

Regional/Single Country	Ticker
Japan Hedged Equity	DXJ
Europe Hedged Equity	HEDJ
Europe Quality Dividend Growth	EUDG
Germany Hedged Equity	DXGE

Regional/Single Country Small Cap	Ticker
Japan SmallCap Dividend	DFJ
Japan Hedged SmallCap Equity	DXJS
Europe SmallCap Dividend	DFE
Europe Hedged SmallCap Equity	EUSC

ESG ETFs

Ticker
U.S. ESG	RESP
Emerging Markets ESG	RESE
International ESG	RESD
Emerging Markets ex-State-Owned Enterprises	XSOE
China ex-State-Owned Enterprises	CXSE
India ex-State-Owned Enterprises	IXSE

FIXED INCOME ETFs

Strategic Core	Ticker
Yield Enhanced U.S. Aggregate Bond	AGGY
Yield Enhanced U.S. Short-Term Aggregate Bond	SHAG
Mortgage Plus Bond	MTGP

Short Term Government	Ticker
Floating Rate Treasury	USFR

Interest Rate Strategies	Ticker
Interest Rate Hedged U.S. Aggregate Bond	AGZD
Interest Rate Hedged High Yield Bond	HYZD

Credit	Ticker
U.S. Corporate Bond	WFIG
U.S. Short-Term Corporate Bond	SFIG
U.S. High Yield Corporate Bond	WFHY

Emerging Markets	Ticker
Emerging Markets Local Debt	ELD
Emerging Markets Corporate Bond	EMCB

Currency Strategies	Ticker
Emerging Currency Strategy	CEW
Bloomberg U.S. Dollar Bullish	USDU
Chinese Yuan Strategy	CYB

ALTERNATIVE ETFs

Managed Futures	Ticker
Managed Futures Strategy	WTMF

Option-Based	Ticker
CBOE S&P 500 PutWrite Strategy	PUTW

Commodity	Ticker
Enhanced Commodity Strategy[1]	GCC

Credit	Ticker
Alternative Income*	HYIN

Target Range	Ticker
Target Range	GTR

CAPITAL EFFICIENT ETFs

Core	Ticker
U.S. Efficient Core[2]	NTSX
International Efficient Core	NTSI
Emerging Markets Efficient Core	NTSE

Tactical	Ticker
Efficient Gold Plus Gold Miners Strategy	GDMN

MEGATRENDS

Ticker
Cloud Computing	WCLD
Cybersecurity	WCBR
BioRevolution	WDNA
Artificial Intelligence and Innovation	WTAI

[1]	Prior to 12/21/2020, the ticker symbol GCC was used for an Exchange Traded Commodity Pool trading under a different name and strategy.
[2]	Formerly WisdomTree 90/60 U.S. Balanced Fund.
*	This Fund operates as a Fund-of-Funds and is not covered under WisdomTree’s 12(d)(1) exemptive relief or Rule 12d1-4.